EXHIBIT 99.3


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 5, 2003, we executed an agreement to acquire a 67% equity interest in Fan Club Entertainment Ltd., a privately held Japanese company. Fan Club Entertainment will provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., an affiliated company, which has recently signed a 5-year agreement with Marvel Entertainment Inc. and Marvel Characters Inc. to manage their fan club in Japan. The pro forma condensed balance sheet combines the Company's unaudited June 30, 2003 balance sheet with Fan Club Entertainment's audited June 30, 2003 balance sheet. The pro forma statement of operations combines the Company's unaudited results for the six months ended June 30, 2003 with Fan Club Entertainment's audited results for the period from March 1, 2003 (its date of inception) through June 30, 2003.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Fan Club Entertainment by the Company occurred as of March 1, 2003 or during the period presented nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements are based on and should be read in conjunction with the audited historical financial statements and the related notes thereto of Fan Club Entertainment included in this Form 8-K/A.

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
                                                IA Global, Inc.
                           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                              as of June 30, 2003
                                               (in U.S. Dollars)
                                                                                          Exchange Rate 119.64

                                                                             Fan Club
                                              Historical      Historical      Merger                Combined
ASSETS                                        IA Global       Fan Club      Adjustments             Companies
                                             ------------     ---------     -----------           ------------
CURRENT ASSETS:
  Cash and cash equivalents .............    $  2,139,355     $  64,346     $(1,112,960)(a)(1)    $  1,090,741
  Accounts receivable - trade ...........         372,263             -               -                372,263
  Deferred license fee ..................         106,692             -               -                106,692
  Other current assets ..................         179,750         5,096               -                184,846
                                             ------------     ---------     -----------           ------------
    Total current assets ................       2,798,060        69,442      (1,112,960)             1,754,542
                                             ------------     ---------     -----------           ------------

EQUIPMENT, NET ..........................         350,488             -               -                350,488
                                             ------------     ---------     -----------           ------------

OTHER ASSETS
  Software development costs, net .......         129,255             -               -                129,255
  Intangible assets, net ................         951,201             -       1,243,304(a)(4)        2,194,505
                                             ------------     ---------     -----------           ------------

                                             $  4,229,004     $  69,442     $   130,344           $  4,428,790
                                             ============     =========     ===========           ============


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ..............    $    326,252     $       -     $         -           $    326,252
  Accrued liabilities ...................         284,439             -          10,000(a)(2)          294,439
  Loan payable - related party ..........         834,534             -               -                834,534
  Deferred revenue ......................       1,069,626             -               -              1,069,626
  Short term loan- related party ........         454,175             -               -                454,175
  Income taxes payable ..................          17,582             -               -                 17,582
                                             ------------     ---------     -----------           ------------
    Total current liabilities ...........       2,986,608             -          10,000              2,996,608
                                             ------------     ---------     -----------           ------------

MINORITY INTEREST .......................               -             -          22,916(a)(5)           22,916
                                             ------------     ---------     -----------           ------------

STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value .......              12             -               -                     12
  Common stock, $.01 par value ..........         651,309        83,585           3,500(a)(3)          738,394
  Paid in capital .......................      23,046,297             -         161,700(a)(3)       23,207,997
  Accumulated deficit ...................     (22,407,838)      (14,143)        (67,772)(a)(b)     (22,489,753)
  Treasury stock ........................         (50,000)            -               -                (50,000)
  Unrealized foreign exchange gain (loss)           2,616             -               - (c)              2,616
                                             ------------     ---------     -----------           ------------
    Total stockholder's equity ..........       1,242,396        69,442          97,428              1,409,266
                                             ------------     ---------     -----------           ------------

                                             $  4,229,004     $  69,442     $   130,344           $  4,428,790
                                             ============     =========     ===========           ============

                             The accompanying notes are an integral part of these
                       unaudited pro forma condensed consolidated financial statements.

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                                                IA Global, Inc.
                      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                        Six Months Ending June 30, 2003
                                               (in U.S. Dollars)
                                                                                  Ave Exchange Rate (c) 118.65

                                                              Historical
                                                               Fan Club         Fan Club
                                              Historical    from March 1,        Merger             Combined
                                               IA Global   2003 (inception)    Adjustments          Companies
                                              -----------  ----------------    -----------         -----------
REVENUE ..................................    $   105,018      $      -         $      -           $   105,018

COST OF SALES ............................        299,922             -                -               299,922

                                              -----------      --------         --------           -----------
GROSS PROFIT .............................       (194,904)            -                -              (194,904)

EXPENSES
  Production .............................              -             -                -                     -
  Selling, general and administrative ....        971,466        12,846           81,915(a)(4)       1,066,227
                                              -----------      --------         --------           -----------
    Total expenses .......................        971,466        12,846           81,915             1,066,227
                                              -----------      --------         --------           -----------

OPERATING LOSS ...........................     (1,166,370)      (12,846)         (81,915)           (1,261,131)
                                              -----------      --------         --------           -----------

OTHER INCOME (EXPENSE):
  Interest income ........................          1,697             -                -                 1,697
  Interest expense .......................       (196,139)            -                -              (196,139)
  Other income ( expense) ................        (23,849)       (1,415)               -               (25,264)
                                              -----------      --------         --------           -----------
    Total other income ...................       (218,291)       (1,415)               -              (219,706)
                                              -----------      --------         --------           -----------

LOSS BEFORE INCOME TAXES .................     (1,384,661)      (14,261)         (81,915)           (1,480,837)

INCOME TAXES .............................            332             -                -                   332
                                              -----------      --------         --------           -----------

NET LOSS .................................     (1,384,993)      (14,261)         (81,915)           (1,481,169)

Minority Interest ........................              -             -            4,706(a)(5)           4,706

Other comprehensive income, net of tax:
  Foreign currency translation adjustments          2,616           118                -(c)              2,734
                                              -----------      --------         --------           -----------

Comprehensive income .....................    $(1,382,377)     $(14,143)        $(77,209)          $(1,473,729)
                                              ===========      ========         ========           ===========

                   The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

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    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2003

(a)   Adjustment to reflect IA Global's acquisition of Fan Club Entertainment
      Ltd. ("Fan Club"), which was accounted for as a purchase with the assets acquired and liabilities assumed recorded at estimated fair values as of the closing date. Based on the estimated purchase price and valuation, the preliminary purchase price allocation, which is subject to change based on the Company's final analysis, is as follows:

      Purchase price is comprised of the following:

            Cash paid at closing ...............................  $1,112,960 (1)
            Acquisition costs ..................................      10,000 (2)
            Stock issued to selling shareholders ...............     165,200 (3)
                                                                  ----------
                  Total purchase price .........................  $1,288,160


      Preliminary allocation of purchase price:
            Preliminary estimate of fair value of
              tangible assets acquired .........................  $   69,442
            Intangible assets (Marvel agreement) ...............   1,251,634
            Minority interest ..................................     (22,916)(5)
            Accrued acquisition costs ..........................     (10,000)
                  Total purchase price .........................  (1,288,160)
                                                                  ----------
                                                                  $        0
                                                                  ==========

      (1) We used our working capital to fund the cash portion of the purchase price.

      (2) Estimated legal, accounting and professional services fees to complete the transaction.

      (3) Reflects 350,000 shares of common stock at $.472 per share, which is the average closing price for the five days prior to closing.

      (4) Purchase allocation to tangible assets is a preliminary estimate made by management. The estimate assumes that historical values of tangible assets approximate fair value. The excess purchase over tangible assets is allocated to intangible assets. These intangibles are amortized over the five year life of the Marvel agreement.
            Management is currently reviewing the valuation of the intangible assets and it is subject to revision as a more detailed analysis is completed and additional information on the fair values of the assets and liabilities is available. Final purchase accounting adjustments may differ materially from the pro forma financial information.

      (5) Adjustments to reflect the minority interest in Fan Club assets as of June 30, 2003.

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(b)   To reflect the elimination of historical accumulated deficit of Fan Club.

(c) Translation of Foreign Currencies: The functional currency of Fan Club's operations is the Japanese yen. Assets and liabilities denominated in foreign currencies are translated at end-of-period exchange rates. Income, expenses and cash flows are translated using weighted-average exchange rates for the period. The resulting currency translation adjustments are reported in accumulated other comprehensive income. We include in earnings the realized currency exchange gains and losses resulting from transactions. Realized currency exchange gains and losses were immaterial during the six months ended June 30, 2003.

(d) This pro forma financial information does not include the purchase of the 112,000 shares of the Fan Club for 56 million Yen by Cyber Holdings, which would dilute the Company's holdings in Fan Club. The 56 million Yen investment, which was contractually obligated to occur two months ago per the terms of the Share Purchase Agreement, has not occurred.


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